Exhibit 4.60

GE Money

MASTER LEASE AGREEMENT

MASTER LEASE AGREEMENT dated December 22, 2006 by and between GE Money Taiwan Limited (“Lessor”) and ChipMOS Technologies Inc. (“Lessee”).

IN CONSIDERATION of the mutual agreements described below, the parties agree as follows (all capitalized terms are defined in Section 15.14):

1.	Property Leased.

Lessor leases to Lessee all of the Equipment described on each Schedule. In the event of a conflict, the terms of a Schedule prevail over this Master Lease

2.	Term.

On the Commencement Date Lessee will be deemed to accept the Equipment, will be bound to its rental obligations for each item of Equipment and the term of a Schedule will begin and continue through the Initial Term and thereafter until terminated by either party upon prior written notice received during the Notice Period. No termination may be effective prior to the expiration of the Initial Term.

3.	Rent and Payment

Rent is due and payable in advance, in immediately available funds, on the first day of each Rent Interval to the payee and at the location specified in Lessor’s invoice. Interim Rent is due and payable when invoiced. If any payment is not made when due, Lessee will pay interest at the Overdue Rate. As security for and as evidence of the Lessee’s obligations under a Schedule, the Lessee shall issue a promissory note(s) and associated documentation, whether to Lessor or to a Secured Party, at a time(s), in an amount and in a form and substance as requested by Lessor.

4.	Selection and Warranty and Disclaimer of Warranties.

4.1 Selection. Lessee acknowledges that it has selected the Equipment and disclaims any reliance upon statements made by the Lessor.

4.2 Warranty and Disclaimer of Warranties. Lessor warrants to Lessee that, so long as Lessee is not in default, Lessor will not disturb Lessee’s quiet and peaceful possession, and unrestricted use of the Equipment. To the extent permitted by the manufacturer, Lessor assigns to Lessee during the term of the Schedule any manufacturer’s warranties for the Equipment. LESSOR MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE MERCHANTABILITY OF THE EQUIPMENT OR ITS FITNESS FOR A PARTICULAR PURPOSE. Lessor is not responsible for any liability, claim, loss, damage or expense of any kind (including strict liability in tort) caused by the Equipment except for any loss or damage caused by the negligent acts of Lessor. In no event is Lessor responsible for special, incidental or consequential damages.

5.	Title and Assignment.

5.1 Title. Lessee holds the Equipment subject and subordinate to the rights of the Owner, Lessor, any Assignee and any Secured Party. Lessee authorizes Lessor, as Lessee’s agent, to prepare, execute and file in Lessee’s name any filing, registration or recordation available in the Republic of China to identify or secure the interest of the Owner, Lessor, and any Assignee or Secured Party in the Equipment and to insert serial numbers in Schedules as appropriate. Lessee will cooperate with Lessor in the perfection of any such security interest in the Equipment. Except as provided in Sections 5.2 and 7.2, Lessee will, at its expense, keep the Equipment free and clear from any liens or encumbrances of any kind (except any caused by Lessor) and will indemnify and hold Lessor, Owner, any Assignee and Secured Party harmless from and against any loss caused by Lessee’s failure to do so.

5.2 Relocation or Sublease. Lessee may relocate Equipment to any location within the Republic of China ONLY with the prior written consent of the Lessor which consent shall not be unreasonably withheld provided all additional costs (including any administrative fees, additional taxes, insurance coverage and chattel mortgage re-registration costs) are reconciled and promptly paid by Lessee. Lessee may sublease the Equipment upon the reasonable prior written consent of the Lessor and the Secured Party. Any consent so granted shall be conditional upon the Lessor’s receipt of a written acknowledgement from the sub-lessee to Lessor’s rights pursuant to the provisions of this Master Lease Agreement. No relocation or sublease will relieve Lessee from any of its obligations under this Master Lease and the relevant Schedule.

5.3 Assignment by Lessor. The terms and conditions of each Schedule have been fixed by Lessor in order to permit Lessor to sell and/or assign or transfer its interest or grant a security interest in each Schedule and/or the Equipment to a Secured Party or Assignee. In that event the term Lessor will mean the Assignee and any Secured Party. However, any assignment, sale, or other transfer by Lessor will not relieve Lessor of its obligations to Lessee and will not materially change Lessee’s duties or materially increase the burdens or risks imposed on Lessee. The Lessee consents to and will acknowledge such assignments in a written notice given to Lessee. Lessee also agrees that:

(a)	The Secured Party will be entitled to exercise all of Lessor’s rights, but will not be obligated to perform any of the obligations of Lessor, The Secured Party will not disturb Lessee’s quiet and peaceful possession and unrestricted use of the Equipment so long as Lessee is not in default and the Secured Party continues to receive all Rent payable under the Schedule;

(b)	Lessee will pay all Rent and all other amounts payable to the Secured Party, despite any defense or claim which it has against Lessor. Lessee reserves its right to have recourse directly against Lessor for any defense or claim; and

(c)	Subject to and without impairment of Lessee’s leasehold rights in the Equipment, Lessee holds the Equipment for the Secured Party to the extent of the Secured Party’s rights in that Equipment.

6.	Net Lease and Taxes and Fees.

6.1 Net Lease. Each Schedule constitutes a net lease. Lessee’s obligation to pay Rent and all other amounts is absolute and unconditional and is not subject to any abatement, reduction, set-off, defense, counterclaim, interruption, deferment or recoupment for any reason whatsoever.

6.2 Taxes and Fees. Lessee will pay when due or reimburse Lessor for taxes such as import duties and value added taxes, fees or any other charges (together with any related interest or penalties not arising from the negligence of Lessor) accrued for or arising during the term of each Schedule against Lessor, Lessee or the Equipment by any governmental authority (except only Republic of China or other local taxes on the capital or net income of Lessor but this exception does not include the withholding tax on the rentals). All Rent due under any relevant Schedule will be paid net of any taxes without deduction or withholding for or on account of any such taxes or other charges of whatever nature imposed by Republic of China or any department, agency of other political subdivision or taxing authorities and all interest, penalties or similar liabilities with respect thereto unless deduction or withholding of such taxes is required by law, in which case Lessee shall pay such additional amounts as may be necessary to ensure that Lessor receives the full amount due as if no such deduction of withholding had been made. Lessee shall cooperate with Lessor in obtaining any relevant document necessary to substantiate payment of such tax and in providing originals or certified copies thereof. If any new taxes are imposed by the jurisdiction in which the equipment is located or as a result of relocation or equipment, Lessor reserves the right to adjust the rental to maintain its economic yield.

7.	Care, Use and Maintenance, Attachments and Reconfigurations and Inspection by Lessor.

7.1 Care, Use and Maintenance. Lessee will maintain the Equipment in good operating order and appearance, protect the Equipment from deterioration, other than normal wear and tear, and will not use the Equipment for any purpose other than that for which it was designed. If commercially available, Lessee will maintain in force a standard maintenance contract with the manufacturer of the Equipment, or another party acceptable to Lessor, and upon request will provide Lessor with a complete copy of that contract. With Lessor’s prior written consent, Lessee may have the Equipment maintained by a party other than the manufacturer. Lessee agrees to pay any costs necessary for the manufacturer to bring the Equipment to then current release, revision and engineering change levels, and to re-certify the Equipment as eligible for manufacturer’s maintenance at the expiration of the lease term. The lease term will continue upon the same terms and conditions until recertification has been obtained.

7.2 Attachments and Reconfigurations. Upon Lessor’s prior written consent, Lessee may reconfigure and install Attachments on the Equipment, In the event of such a Reconfiguration or Attachment, Lessee shall upon the return of the Equipment, at its expense, restore the Equipment to the original configuration specified on the Schedule, in accordance with the manufacturer’s specifications and in the same operating order, repair and appearance as when installed (normal wear and tear excluded). Alternatively, with Lessor’s prior consent, which shall not be unreasonably withheld, Lessee may return the Equipment with any Attachment or upgrade.

7.3 Inspection by Lessor. Upon request, Lessee, during reasonable business hours and subject to Lessee’s security requirements, will make the Equipment and its related log and maintenance records available to Lessor for inspection.

8.	Representations and Warranties of Lessee.

Lessee represents and warrants that for the Master Lease and each Schedule:

(a)	The execution, delivery and performance of the Lessee have been duly authorized by all necessary corporate action;

(b)	The individual executing was duly authorized to do so;

(c)	The Master Lease and each Schedule constitute legal, valid and binding agreements of the Lessee enforceable in accordance with their terms; and

(d)	The Equipment is personal property and when subjected to use by the Lessee will not be or become fixtures under applicable law.

9.	Delivery and Return of Equipment.

Lessee assumes the full expense of transportation of the Equipment to its initial location, installation, deinstallation, and return to a location (including without limitation the expense of in-transit insurance) all pursuant to Lessor’s instructions and manufacturer’s specifications. In no case shall the expense of return exceed a cost equivalent to that which the Lessee would have incurred had the equipment been returned to the nearest GES Taiwan warehouse facility. Regarding deinstallation, Lessee will assure that the Equipment is deinstalled by the manufacturer in accordance with the manufacturer’s recommended procedures and any Environmental Law, and returned in the same operating order, repair, condition and appearance as when originally installed (less normal wear and tear and depreciation) meeting all original equipment manufacturer’s specifications for continued manufacturer’s maintenance, and accompanied by all associated documents, manuals, maintenance records for the duration of the Initial Term, spare parts and accessories. During the period subsequent to receipt of a notice under Section 2, Lessor may demonstrate the Equipment’s operation in place and Lessee will supply any of its personnel as may reasonably be required to assist in the demonstrations.

10.	Labeling.

Upon request, Lessee will mark the Equipment indicating Lessor’s or Secured Party’s interest, Lessee will keep all Equipment free from any other marking or labeling which might be interpreted as a claim of ownership.

11.	Indemnity.

Lessee will indemnify and hold Lessor, any Assignee and any Secured Party harmless from and against any and all claims. costs, expenses, damages and liabilities, including reasonable attorney’s fees arising out of the ownership (for strict liability in tort only), selection, possession. leasing, operation, control, use, maintenance, delivery, return or other disposition of the Equipment. However, Lessee is not responsible to a party indemnified hereunder for any claims, costs, expenses, damages and liabilities occasioned by the negligent acts of such indemnified party. Lessee agrees to carry bodily injury and property damage liability insurance during the term of the Master Lease in amounts and against risks customarily insured against by the Lessee on equipment owned by it. Any amounts received by Lessor under that insurance will be credited against Lessee’s obligations under this Section.

12.	Risk of Loss.

Effective upon delivery and until the Equipment is returned, Lessee relieves Lessor of responsibility for all risks of physical damage to or loss or destruction of the Equipment, Lessee will carry casualty insurance with an insurance company acceptable to Lessor and Secured Party for each item of Equipment in an amount not less than the Stipulated Loss Value. All policies for such insurance will name the Lessor and any Secured Party as additional insured and as loss payee, will pay claims in the currency of the rental obligation and will provide for at least thirty (30) days prior written notice to the Lessor of cancellation or expiration. The Lessee will furnish appropriate evidence of such insurance. Lessee shall promptly repair any damaged item of Equipment unless such Equipment has suffered a Casualty Loss. Within fifteen (15) days of a Casualty Loss, Lessee will provide written notice of that loss to Lessor and Lessee will, at Lessor’s option, either (a) replace the item of Equipment with Like Equipment and marketable title to the Like Equipment will automatically vest in Lessor or (b) pay the Stipulated Loss Value and after that payment and the payment of all other amounts due and owing, Lessee’s obligation to pay further Rent for the item of Equipment will cease.

13.	Default and Remedies

13.1	Default. The occurrence of any one or more of the following Events of Default constitutes a default under a Schedule:

(a)	Lessee’s failure to pay Rent or other amounts payable by Lessee when due; or

(b)	Lessee’s failure to perform any other term or condition of the Schedule or the material inaccuracy of any representation or warranty made by the Lessee in the Schedule or in any document or certificate furnished to the Lessor hereunder if that failure or inaccuracy continues for fifteen (15) days after written notice; or

(c)	An assignment by Lessee for the benefit of its creditors. the failure by Lessee to pay its debts to any other creditor when due, the insolvency of Lessee. The filing by Lessee or the filing against Lessee of any petition under any bankruptcy or insolvency law or for the appointment of a trustee or other officer with similar powers. the adjudication of Lessee as insolvent, the liquidation of Lessee, or the taking of any action for the purpose of the foregoing: or

(d)	The occurrence of an Event of Default under any Schedule or other agreement between Lessee and Lessor or its Assignee or Secured Party

13.2	Remedies. Upon the occurrence of any of the above Events of Default, Lessor, at its option, may:

(a)	enforce Lessee’s performance of the provisions of the applicable Schedule by appropriate court action in law or in equity:

(b)	recover from Lessee any damages and or expenses, including all the costs of export of Equipment and Default Costs;

(c)	with notice and demand, recover as liquidated damages for loss of a bargain and not as a penalty, the Stipulated Loss Value of the Equipment (calculated as of the rent payment date prior to the declaration of default), and all currently due rents and other sums under this Agreement and all Schedules.

(d)	with notice and process of law and in compliance with Lessee’s security requirements, Lessor may enter on Lessee’s premises to remove and repossess the Equipment without being liable to Lessee for damages due to the repossession, except those resulting from Lessor’s, its assignees’ or agents’ or representatives’ negligence. and

(e)	pursue any other remedy permitted by law or equity.

The above remedies, in Lessor’s discretion and to the extent permitted by law, are cumulative and may be exercised successively or concurrently.

14.	Environmental Condition.

14.1	Indemnification. Lessee shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless Lessor and its Affiliates, successors and assigns, directors, officers, employees and agents from and against any Environmental Claim or Environmental Loss.

14.2	Lessee Cooperation. In the event of an Environmental Claim, Lessee shall, upon request, immediately provide Lessor with copies of all correspondence reports, notices, orders, findings, declarations and other materials pertinent to the Lessee’s compliance with and requirements of any Environmental Law.

15.	Additional Provisions.

15.1 Entire Agreement. This Master Lease and associated Schedules supersede all other oral or written agreements or understandings between the parties concerning the Equipment including, for example, purchase orders. ANY AMENDMENT OF THIS MASTER LEASE OR A SCHEDULE, MAY ONLY BE ACCOMPLISHED BY A WRITING SIGNED BY THE PARTY AGAINST WHOM THE AMENDMENT IS SOUGHT TO BE ENFORCED.

15.2 No Waiver. No action taken by Lessor or Lessee shall be deemed to constitute a waiver of compliance with any representation, warranty or covenant contained in this Master Lease or a Schedule. The waiver by Lessor or Lessee of a breach of any provision of this Master Lease or a Schedule will not operate or be construed as a waiver of any subsequent breach.

15.3 Binding Nature. Each Schedule is binding upon, and inures to the benefit of Lessor and its assigns. LESSEE MAY NOT ASSIGN ITS RIGHTS OR OBLIGATIONS.

15.4 Survival of Obligations. All agreements, obligations including, but not limited to those arising under Section 6,2, representations and warranties contained in this Master Lease, any Schedule or in any document delivered in connection with those agreements are for the benefit of Lessor and any Assignee or Secured Party and survive the execution, delivery, expiration or termination of this Master Lease.

15.5 Notices. Any notice, request or other communication to be given under this Lease shall be in writing and deemed to have been sufficiently given or served for all purposes if (a) delivered personally; (b) deposited with a prepaid messenger, express or air courier or similar courier for delivery to the address set forth below; (c) deposited in the official certified or registered mail postage prepaid to the address set forth in the Schedule; or (d) transmitted by telecopier or facsimile to the number specified in the Schedule (with originals mailed the same day by official mail, postage prepaid to the address set forth in the Schedule).

Notice shall be deemed to have been received (i) upon receipt in the case of personal delivery; (ii) three (3) business days after being deposited in the case of messenger, express or air courier or similar courier; (iii) seven (7) business days after the date deposited in official certified or registered mail; and (iv) the day of receipt as evidenced by a facsimile confirmation statement in the case of transmittal by facsimile.

15.6 Governing Law. THIS MASTER LEASE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE REPUBLIC OF CHINA, WITHOUT REFERENCE TO ITS CHOICE OF LAW RULES.

15.7 Severability. If any one or more of the provisions of this Master Lease or any Schedule is for any reason held invalid, illegal or unenforceable, the remaining provisions of this Master Lease and any such Schedule will be unimpaired, and the invalid, illegal or unenforceable provision replaced by a mutually acceptable valid, legal and enforceable provision that is closest to the original intention of the parties.

15.8 Counterparts. This Master Lease and any Schedule may be executed in any number of counterparts, each of which will be deemed an original, but all such counterparts together constitute one and the same instrument. If Lessor grants a security interest in all or any part of a Schedule. the Equipment or sums payable thereunder, only that counterpart Schedule marked “Secured Party’s Original” can transfer Lessor’s rights and all other counterparts will be marked “Duplicate”.

15.9 Licensed Products. Lessee shall obtain no title to Licensed Products which will at all times remain the property of the owner of the Licensed Products. A license from the owner may be required and it is Lessee’s responsibility to obtain any required license before the use of the Licensed Products. Lessee agrees to treat the Licensed Products as confidential information of the owner, to observe all copyright restrictions, and not to reproduce or sell the Licensed Products.

15.10 Additional Documents. Lessee will, upon execution of this Master Lease and as may be requested thereafter, provide Lessor with a certificate signed by the president of Lessee certifying the incumbency and specimen signatures of the officer or officers of the Lessee duly authorized by the Lessee to execute and deliver this Master Lease and any related Schedules, duly certified copies of all corporate action required to be taken by the Lessee to authorize the execution, delivery and performance by the Lessee of this Master Lease and any related Schedule, including without limitation, board resolutions, duly certified (by the president of the Lessee) copies of the Lessee’s articles of incorporation, certificate of incorporation, registration certificate of profit-seeking enterprise, factory licenses and roster of directors and relevant chop specimen certificates and any other documents reasonably requested by Lessor. Lessee will furnish quarterly financial statements within sixty (60) days of each fiscal quarter’s end and audited annual financial statements within one hundred twenty (120) days after each fiscal year’s end.

15.11 Electronic Communications. Each of the parties may communicate with the other by electronic means under mutually agreeable terms.

15.12 Notarization. This Master Lease may be notarized by the notary public of the Republic of China and the notarization fee shall be borne by Lessor. Lessee’s obligation to return Equipment and to pay the Rent and all other payments under the Master Lease shall be summarily enforced in accordance with the official notarization document.

15.13 Covenants. In addition to its other undertakings contained herein, in the Schedules and in any Lessee Acknowledgment, the Lessee agrees to add to this Master Lease such covenants which may be requested by a Secured Party and/or Assignee.

15.14 Definitions.

Adverse Environmental Condition – means (i) the existence or the continuation of the existence, of an Environmental Emission (including, without limitation, a sudden or non-sudden accidental or non-accidental Environmental Emission), of or exposure to, any substance, chemical, material, pollutant, contaminant, odor or audible noise or other release or emission in, into or onto the environment (including without limitation, the air, ground, water or any surface) at, in, by, from or related to any Equipment, (ii) the environmental aspect of the transportation, storage, treatment or disposal of materials in connection with the operation of any Equipment, or (iii) the violation, or alleged violation of any statutes, ordinances, orders, rules, regulations, permits or licenses of, by or from any governmental authority, agency or court relating to environmental matters connected with any Equipment.

Affiliate – means any entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with Lessor.

Assignee – means an entity to whom Lessor has sold or assigned its rights as owner and Lessor of Equipment.

Attachment – means any accessory, equipment or device and the installation thereof that does not impair the original function or use of the Equipment and is capable of being removed without causing material damage to the Equipment and is not an accession to the Equipment.

Casualty Loss – means the irreparable loss or destruction of Equipment.

Commencement Certificate – means the Lessor provided certificate which must be signed by Lessee within ten days of the Commencement Date as requested by Lessor.

Commencement Date – is defined in each Schedule.

Contaminant – means those substances which are regulated by or form the basis of liability under any Environmental Law, including without limitation, asbestos, polychlorinated biphenyls (“PCB”), and radioactive substances, or other material or substance which has in the past or could in the future constitute a healthy, safety or environmental hazard to any person, property or natural resources.

Default Costs – means reasonable attorney’s fees and remarketing costs resulting from a Lessee default or Lessor’s enforcement of its remedies.

Environmental Claim – means any accusation, allegation, notice of violation, claim, demand, abatement or other order or direction (conditional or otherwise) by an governmental authority or any Person for personal injury (including sickness, disease, or death), tangible or intangible property damage, damage to the environment or natural resources, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon any Adverse Environmental Condition.

Environmental Emission – means any actual or threatened release, spill, omission, leaking, pumping, injection, deposition, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any of the Equipment, including, without limitation, the movement of any Contaminant or other substance through or in the air, soil, surface water, groundwater or property.

Environmental Law – means any Republic of China or local law, rule or regulation pertaining to the protection of the environment applicable to the Equipment in the place of Installation.

Environmental Loss – means any loss, cost, damage, liability, deficiency, fine, penalty or expense (including, without limitation, reasonable attorney’s fees, engineering and other professional or expert fees), investigation, removal, cleanup and remedial costs (voluntarily or involuntarily incurred) and damages to, loss of the use of or decrease in value of the Equipment arising out of or related to any Adverse Environmental Condition.

Equipment – means the property described on a Schedule and any replacement for that property required or permitted by this Master Lease or a Schedule but not including any Attachment.

Event of Default – means the events described in Subsection 13.1.

Fair Market Value – means the aggregate amount which would be obtainable in an arm’s-length transaction between an informed and willing buyer/user purchasing the Equipment in place for its originally intended use and an informed and willing seller under no compulsion to sell.

Initial Term – means the period of time beginning on the first day of the first full Rent Interval following the Commencement Date for all items of Equipment and continuing for the number of Rent Intervals indicated on a Schedule.

Installation Date – means the day on which Equipment is installed and qualified for a commercially available manufacturer’s standard maintenance contract or warranty coverage, if available.

Interim Rent – means the pro-rata portion of Rent due for the period from the Commencement Date through but not including the first day of the first full Rent Interval included in the Initial Term.

Licensed Products – means any software or other licensed products attached to the Equipment.

Like Equipment – means replacement Equipment which is lien free and of the same model, type, configuration and manufacture as Equipment.

Like Part – means a substituted part which is lien free and of the same manufacturer and part number as the removed part, and which when installed on the Equipment will be eligible for maintenance coverage with the manufacturer of the Equipment.

Notice Period – means the time period described in a Schedule during which Lessee may give Lessor notice of the termination of the term of that Schedule.

Overdue Rate – means 2% per month or the maximum allowable rate under the laws of the Republic of China, whichever is the lower.

Owner – means the owner of Equipment.

Person – means any individual, partnership, corporation, trust, unincorporated organization, government or department or agency thereof and any other entity.

Reconfiguration – means any change to Equipment that would upgrade or downgrade the performance capabilities of the Equipment in anyway.

Rent – means the rent, including Interim Rent, Lessee will pay for each item of Equipment expressed in a Schedule either as a specific amount or an amount equal to the amount which Lessor pays for an item of Equipment multiplied by a lease rate factor plus all other amounts due to Lessor under this Master Lease or a Schedule.

Rent Interval – means a full calendar month or quarter as indicated on a Schedule.

Schedule – means an Equipment Schedule which incorporates all of the terms and conditions of this Master Lease and, for purposes of Section 15.8, its associated Commencement Certificate(s).

Secured Party – means an entity to whom Lessor has granted a security interest in a Schedule and related Equipment for the purpose of securing a loan.

STIPULATED LOSS VALUE – If for any reason any unit of Equipment becomes worn out, lost, stolen, destroyed, irreparably damaged or unusable (“Casualty Occurrences”) Lessee shall promptly and fully notify Lessor in writing. On the Payment Date Lessee shall pay Lessor the sum of (i) the Stipulated Loss Value (see Schedule) of the affected unit determined as of the rent payment date prior to the Casualty Occurrence; and (ii) all rent and other amounts which are then due under this Agreement for the affected unit. The Payment Date shall be the next rent payment date after the Casualty Occurrence. Upon payment of all sums due hereunder, the term of this lease as to such unit shall terminate.

IN WITNESS WHEREOF, the parties hereto have executed this Master Lease on or as of the day and year first above written.

ChipMOS Technologies Inc.	GE Money Taiwan Limited.

as Lessee	as Lessor

By:	By:

Title:	Title:

ADDENDUM

TO MASTER LEASE AGREEMENT

DATED DECEMBER 22, 2006

AND CERTAIN SCHEDULES THERETO

THIS ADDENDUM (this “Addendum”) amends and supplements the Master Lease Agreement dated as of December 22, 2006 (“MLA”) and its Schedules Nos. 214-0020006-015 and 214-0020006-017 (each, a “Transferred Schedule”; collectively, the “Transferred Schedules”) by and between EQUVO Pte. Ltd., Taiwan Branch, a duly registered branch in the Republic of China (“R.O.C.”) with an office at 18F-7, No. 27, Kuan-Hsin Rd., Hsinchu, Taiwan,, R.O.C. of EQUVO Pte. Ltd., a company organized and existing under the laws of the Republic of Singapore, with registered office at 9 Temasek Boulevard #09-01 Suntec Tower Two Singapore 038989 (“New Lessor”); and ChipMOS TECHNOLOGIES, INC. (“Lessee”), a company organized and existing under the laws of the R.O.C., with registered office at No. 1 R&D Rd. 1, Hsinchu Science Park, Hsinchu, Taiwan, R.O.C., and is hereby incorporated into MLA and each Transferred Schedule as though fully set forth therein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Transferred Schedules or MLA.

WHEREAS, Lessee entered into the MLA and the Transferred Schedules with GE Money Taiwan, Ltd., a company organized and existing under the laws of the R.O.C., with registered office at 6th Fl., No. 8, Ming Sheng E. Rd., Sec. 3, Taipei, Taiwan, R.O.C. (“GEMT”) for the lease of the Equipment described in each of the Transferred Schedules;

WHEREAS, by an agreement for the assignment and assumption of leases and the sale of equipment dated November 9, 2009 (“Lease Assignment and Equipment Sale Agreement”), GEMT has transferred all its rights, title and interest in Equipment under the Transferred Schedules to New Lessor, and has assigned to New Lessor all rights and obligations of GEMT under the Transferred Schedules to the MLA, together with all such rights and obligations from the MLA as have been incorporated into such schedules

WHEREAS, due to the recent economic downturn, Lessee suffers certain losses and therefore desires to restructure and extend the payment schedules of each of the Transferred Schedules (“Restructure Plan”); and

WHEREAS, in order to meet Lessee’s financial need, New Lessor is willing to accept certain amendments to MLA and Transferred Schedules under the terms and conditions set forth below.

NOW THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the parties hereto agree to amend and modify the terms and conditions of the MLA and the Transferred Schedules as follows:

1.	Waiver and Release

1.1	New Lessor hereby irrevocably, unconditionally and forever waives, releases and discharges Lessee from any and all claims, demands, liabilities, obligations, damages, and causes of action (personal, statutory or otherwise) which GEMT or New Lessor may have or assert against Lessee for or arising out of the following breaches of MLA or any of the Transferred Schedules by Lessee:

1.1.1	breaches, committed on or prior to the execution of this Addendum, of any “Financial Covenant” provisions of any of the Transferred Schedules;

1.1.2	breaches, committed on or prior to the execution of this Addendum, of the “Cross Default” provision of any of the Transferred Schedules, to the extent arising out of:

1.1.2.1	an underlying breach described in Section 1.1.1 hereof;

1.1.2.2	an underlying breach described in Section 1.1.3.2 hereof; or

1.1.2.3	a breach of a financial covenant contained in any loan or credit agreement to which Lessee is a party as a borrower or debtor; and

1.1.3	breaches, committed on or prior to the execution of this Addendum, of the following Sections provided under MLA:

1.1.3.1	Section 13.1 (b), Lessee’s failure to perform any obligations under other terms or conditions of the Transferred Schedules, to the extent arising out of an underlying breach described in Section 1.1.1 or Section 1.1.3.2 hereof;

1.1.3.2	Section 13.1 (c), failure by Lessee to pay its debts to any other creditors when due, or the insolvency of Lessee; and

1.1.3.3	Section 13.1 (d), occurrence of any Event of Default under any Transferred Schedule or other agreement between GEMT/New Lessor and Lessee or its Assignee or Secured Party, to the extent arising out of an underlying breach described in Section 1.1.1 or Section 1.1.3.2 hereof.

1.2	New Lessor hereby irrevocably and unconditionally covenants and agrees not to make or otherwise pursue any claims, proceedings or other actions against Lessee for or arising out of the breaches set forth in Section 1.1 hereof.

1.3	New Lessor hereby exempts Lessee’ financial statements for the year ending December 31, 2009 from application of the “Financial Covenant” provisions of any of the Transferred Schedules.

1.4	Notwithstanding any provision to the contrary, the waivers, releases, discharges, exemptions provided in Section 1 above do not apply to any claims, proceedings or other actions which GEMT or New Lessor may have or assert against Lessee for or arising out of Lessee’s own fraud or willful misconduct with respect to MLA or any of the Transferred Schedules.

2.	Financial Covenant

2.1	The ratio in the “Financial Covenant” provisions of any of the Transferred Schedules that are applicable to 2010 full year financial reports is hereby adjusted as follows:

2.1.1	Minimum Current Ratio (which is defined as total current assets on the reporting date over total current liabilities on the reporting date) of 50%; and

2.1.2	Maximum Leverage Ratio (which is defined as total liabilities on the reporting date over total shareholder equity on the reporting date minus total intangible assets on the reporting date) of 250%.

2.2	The ratio in the “Financial Covenant” provisions of any of the Transferred Schedules that are applicable to 2011 full year financial reports is hereby adjusted as follows:

2.2.1	Minimum Current Ratio of 60%; and

2.2.2	Maximum Leverage Ratio of 150%.

2.3	For avoidance of doubt, the Minimum Interest Coverage (which is defined as earning before interest, taxes, depreciation and amortization over the reporting period over Interest Expenses over the period) remains unchanged for years 2010 and 2011 at 250%. From 2012 onwards, the covenants are back to the original levels:

2.3.1	Minimum Current Ratio of 100%;

2.3.2	Maximum Leverage Ratio of 120%; and

2.3.3	Minimum Interest Coverage of 250%.

3.	Rental Payment and Purchase Options

3.1	The rental payment schedules of the Transferred Schedules shall be respectively extended for two (2) years as set forth in Attachment A, which shall replace, substitute and supersede the payment schedules in the Transferred Schedules. The total rental payments payable by Lessee to New Lessor in each Transferred Schedule as set forth in Attachment A shall be calculated as the sum of the agreed amortization of outstanding principal amounts under each Transferred Schedule as of the date hereof (excluding any interest to be accrued) and the purchase prices of the Equipment as set forth in Section 3.3 hereof (“Rental Payments”).

3.2	Each Rental Payment in each Transferred Schedule shall be paid quarterly on or prior to the respective payment date as set forth in Attachment A and shall be paid into the bank account (account no.: 1233106) of New Lessor maintained with ABN AMRO Bank N.V., Taipei Branch.

3.3	Lessee shall be deemed to have exercised its purchase option to purchase the Equipment described in each Transferred Schedule on an “AS IS” or “WHERE IS” basis and with consideration payable by Lessee to New Lessor for each Equipment on each expiry date set forth in each Transferred Schedule, which has been added to and included and amortized in the Rental Payments as set forth in Attachment A. The title to the Equipment in each Transferred Schedule shall be deemed to have passed by New Lessor to Lessee on each of the foregoing expiry date against Lessee’s full payment of all Rental Payments and all accrued Interests payable to New Lessor in such Transferred Schedule in accordance with Section 4.2 hereof.

3.4	Lessee shall not have the “Renewal Option”, “Termination Option,” or “Return Option” under each of the Transferred Schedules. The other clauses under either the Transferred Schedules or the MLA relevant to the exercise of “Renewal Option”, “Termination Option”, “Return Option” or in contravention with the effect of exercising “Purchase Option”, including without limitation “Notice Period” clause, shall not apply.

3.5	Lessee may in its sole discretion prepay all or part of the outstanding Rental Payments and the Interest thereof on any due date for Rental Payments and thereafter the Interest for any Rental Payments prepaid shall cease to accrue, provided that Lessee shall notify New Lessor of its decision to prepay the Rental Payments with a fifteen-day prior written notice. Any break costs suffered by the New Lessor as a result of prepayment shall be borne by Lessee.

4.	Interest

4.1	The interest to be accrued for the outstanding principal amounts (“Interest”) shall not be calculated at the fixed rates as set forth in the original Transferred Schedules but the floating rate which is the aggregate of the Applicable Interest Margin (determined based on Lessee’s net margin performance as set out below) plus the benchmark interest rate which shall mean the ninety (90) day secondary market NTD Commercial Paper underwriting fixing rate shown on Reuters page “6165” at 11:30 a.m. two business days prior to each quarterly interest period. Interest shall be calculated on the actual number of days elapsed and a 365 day year, and payable together with the corresponding Rental Payment.

Criteria	Applicable Interest Margin (bps)
Net margin <0%	325
5% >Net margin 0%	310
10% > Net margin 5%	285
15% > Net margin 10%	255
Net margin 15%	225

Net Margin = net income of Lessee divided by net sales of Lessee based on the most recent annual consolidated audited financial statements of the Lessee or semi-annual audited financial statements of the Lessee.

Applicable Interest Margin shall be adjusted semi-annually based on the semi-annual audited financial statements or annual audited consolidated financial statements of Lessee. Adjustment of Applicable Interest Margin shall become effective on the first day of the next quarterly interest period after New Lessor’s receipt and acceptance within five (5) business days of a written notice and financial statements (semi-annually or annually) from Lessee certifying the achievement of such ratio.

4.2	Lessee shall repay NT$92,863,333 to New Lessor in order for New Lessor to repay such sum to ABN AMRO Bank N.V., Taipei Branch (“ABN AMRO”), a financial institution providing the finance to the New Lessor for the lease of the Equipment in the Transferred Schedules in accordance with certain Limited Recourse Loan Agreement dated as of November 23, 2007 and the amendments thereto (“ABN AMRO Loan Agreement”), in each case payable over the course of a 12-month period, as set forth in Attachment A. Such repayment amounts will be deducted from the relevant Transferred Schedules in an inverse order of maturity.

4.3	For the avoidance of doubt, the Interest Rate Adjustment clause in any Transferred Schedules shall not apply.

5.	Other Fees

5.1	Lessee shall pay to New Lessor the fees as set forth below:

5.1.1	The upfront arrangement fee pursuant to a fee letter dated November 9, 2009 (“Upfront Fee Letter”) between the New Lessor and Lessee, due and payable within five (5) business days after the date hereof;

5.1.2	The annual administration fee calculated based on the total Rental Payment as set forth in Attachment A times five (5) basis points due and payable within thirty (30) days after the date hereof and each anniversary until all Rental Payments have been paid. For the fractional year, the annual administration fee shall be computed proportionately; and

5.1.3	The additional fee pursuant to an additional fee letter dated November 9, 2009 (“Additional Fee Letter”) between the New Lessor and Lessee, due and payable on the date hereof.

5.2	New Lessor acknowledges that the administration fee set forth in Section 5.1.2 hereof has included the inspection fee of inspection of the Equipment and shall not charge Lessee with any inspection fee.

6.	Lessee’s Covenants

6.1	Lessee agrees to provide its factory located in Chupei and the land where the foregoing factory is located as set forth in Attachment B (the “Real Estate”) as additional collateral to ABN AMRO, ING Bank N.V., Taipei Branch and its syndicated lenders, comprised of Bank of Panshin, Far Eastern International Bank, Jisun International Bank, Mega Bank, Shin Kong Bank, and Yuanta Bank (collectively, “ING”), the financial institutions providing the finance to the New Lessor for the lease of the Equipment in the Transferred Schedules in accordance with certain Limited Recourse Loan Agreement dated as of April 24, 2008 and certain Limited Recourse Loan Agreement dated as of June 21, 2007 and the amendments thereto (ING referred to as “Lenders” or a “Lender”, and the foregoing two Limited Recourse Loan Agreements and the amendments thereto collectively as “ING Loan Agreements”), on a pro rata basis (as provided in an intercreditor agreement dated November 9, 2009 (“Intercreditor Agreement”) entered into between ING and ABN AMRO and acknowledged and agreed to by the New Lessor and Lessee) (“Pro Rata Basis”) to secure the payments by New Lessor to ING and ABN AMRO under the ING Loan Agreements and ABN AMRO Loan Agreement upon execution of this Addendum.

6.2	Lessee agrees to reimburse all costs and expenses (including legal fees) reasonably incurred by New Lessor and Lenders in connection with the preparation, negotiation, printing, execution of the Settlement Agreements (defined below) and any ancillary acts required to be completed by New Lessor and Lenders therein; and all such costs and expenses shall be paid no later than five (5) business days after Lessee’ receipt of the invoices in relation thereto, provided however that the invoices shall be provided by relevant party within thirty (30) days after the execution by relevant party of all the settlement agreements required to be signed for the contemplation of the Restructure Plan (“Settlement Agreements”); provided further that the total amount shall not exceed NT$2,250,000, plus the expenses to be incurred in connection with the registration and perfection of the Equipment mortgage and the real estate mortgage as set forth in Section 6.1 hereof.

6.3	Lessee agrees, by no later than the end of each calendar month, to provide New Lessor and each Lender with its unaudited balance sheet, income statements and the monthly verification report for the cashflow by PricewaterhouseCoopers Taipei Office for the previous calendar month and such other reports as New Lessor or each Lender may reasonably request, provided however that Lessee’s obligation to provide such information to New Lessor or a Lender shall cease upon its fulfillment of all of its obligations to the New Lessor under the MLA, the Transferred Schedules and this Addendum. For avoidance of any doubt, New Lessor and ING shall be subject to the confidentiality obligations set forth in the MLA, the Transferred Schedules, the ING Loan Agreements or the related documents.

6.4	Prior to Lessee’s fulfillment of its payment obligations under the MLA and Transferred Schedules, Lessee shall not resolve to distribute any cash dividend or remit out any cash dividend to its shareholders.

6.5	Lessee agrees to issue the undertaking requested by the Lenders in the form set forth in Attachment C (“Lessee’s Undertaking”) on the date hereof.

6.6	Lessee shall defend, indemnify and hold New Lessor and its affiliates and each of their shareholders, directors, officers, employees, partners, successors, assigns and agents harmless from and against any claims, losses, damages, bodily and/or personal injuries, liabilities, penalties, fines, judgments, taxes, governmental charges, expenses and costs, (including reasonably attorneys fees) which New Lessor may incur as a result of, or in any manner relating to Section 3(c) of Lease Assignment and Equipment Sale Agreement by GEMT and New Lessor in respect of any of the Transferred Schedules, or relating to the financing arrangement New Lessor enters into to obtain the funds used for acquiring the Equipment from GEMT or New Lessor’s leasing of the Equipment to Lessee.

6.7	Lessee agrees to issue a new promissory note in the amount of NT$731,715,318 and note authorization in favor of ABN AMRO. Thereafter, upon request of ABN AMRO through the New Lessor, the Lessee shall issue new promissory note in the amount of the total loans under the ABN AMRO Loan Agreement and note authorization in exchange for the promissory note and note authorization previously delivered to ABN AMRO.

7.	Assignment by New Lessor

Unless prescribed under the Settlement Agreements or otherwise agreed between Lessee and ING and ABN AMRO in advance, New Lessor shall not assign any and all of its rights and obligations of and title to the MLA, any Transferred Schedule and this Addendum or title to the Equipment.

8.	Conditions

8.1	The obligations of each party hereof under this Addendum are subject to the following conditions precedent set out below:

(a)	The execution of this Addendum by the Lessee;

(b)	The execution of Lease Assignment and Equipment Sale Agreement by GEMT and New Lessor, with notice of assignment to the Lessee, ING and ABN AMRO and acknowledged and consented to by such parties;

(c)	The execution of Assignment and Assumption Agreement in respect of ING Loan Agreements and ABN AMRO Loan Agreement between ING or ABN AMRO, as applicable, and GEMT by GEMT and New Lessor, with notice of assignment to ING, ABN AMRO, as applicable, and acknowledged and consented to by such party;

(d)	The execution of the Amendment of the ING Loan Agreements and ABN AMRO Loan Agreement by ING or ABN AMRO, as applicable, and New Lessor, reflecting changes including the extension of final maturity, change of lease rental payment, purchase of equipment, change in financial covenants, restriction of dividend payment and provision of additional collateral and the fulfillment of its conditions precedents;

(e)	The execution of the Lessee’s Undertaking by the Lessee;

(f)	The issuance by Lessee of new Promissory Note in the amount of NT$731,715,318 and Note Authorization in favor of ING;

(g)	The execution of the real estate mortgage agreement by the Lessee and submission of application for registration of first priority mortgage over the Real Estate in favor of the ING and ABN AMRO on Pro Rata Basis with registered maximum mortgage amount of NT$1,719,000,000;

(h)	The execution of the assignment of real estate insurances by the Lessee, with notice of assignment issued by Lessee to the relevant insurer;

(i)	The execution of the assignment of equipment insurances by Lessee, with notice of assignment issued by Lessee to the relevant insurer;

(j)	The acknowledgement of and agreement to the Intercreditor Agreement by the Lessee and New Lessor;

(k)	The Upfront Fee Letter executed by the Lessee;

(l)	The Additional Fee Letter executed by the Lessee and payment of the additional fee;

(m)	The New Lessor having taken all necessary corporate actions to approve the transaction documents contemplated herein to which it is a party;

(n)	The Lessee’s board of directors having approved the execution of this Addendum, the Lessee’s Undertaking and the transaction documents contemplated herein to which it is a party; and

(o)	GEMT’s board of directors having approved the execution of the Lease Assignment and Equipment Sale Agreement and the Assignment and Assumption Agreement in respect of ING Loan Agreements and ABN AMRO Loan Agreement.

8.2	The obligations of each party hereof under this Addendum are subject to the following conditions subsequent set out below:

(a)	Completion of registration of first priority mortgage over the Real Estate in favor of ING and ABN AMRO on Pro Rata Basis with registered maximum mortgage amount of NT$1,719,000,000 within five (5) Business Days from the date hereof;

(b)	Completion of ownership registration of the Unregistered Structure (as defined in Attachment B) and amendment of registration of the first priority mortgage over the Real Estate to identify the Unregistered Structure within twenty-five (25) Business Days from the date hereof;

(c)	The notice of assignment of equipment insurances acknowledged and consented to by the relevant insurer, together with letter of undertaking from the relevant insurer satisfactory to ING and evidence showing ING being listed as loss payee under the relevant insurance policies within five (5) Business Days from the date hereof;

(d)	The notice of assignment of real estate insurances acknowledged and consented to by the relevant insurer, together with letter of undertaking from the relevant insurer satisfactory to ING and evidence showing ING being listed as loss payee under the relevant insurance policies within five (5) Business Days from the date hereof;

(e)	payment of the upfront fee pursuant to the Upfront Fee Letter within five (5) Business Days from the date hereof; and

(f)	payment of all reasonable costs relating to the preparation of all documentation mentioned herein and registration costs within five (5) Business Days from receipt of invoice for such fees.

9.	Representations and Warranties

Either party hereto represents and warrants to the other party on the date hereof that it has the full power, capacity and authority to enter into, execute and deliver this Addendum, and the execution and delivery by it of this Addendum has been duly authorized by all necessary corporate or other action.

10.	Address for Notices

The address and contact information shall be amended as follows:

New Lessor: 14th Floor, No. 8 Hsin Yi Road, Section 5, Hsin Yi District, Taipei, Taiwan, R.O.C.

Attention: Jolene Chang

Fax Number: 886-3-5647348

Lessee: No. 1, R&D Rd. 1, Hsinchu Science Park, Hsinchu, Taiwan, R.O.C.

Attention: Vice President of Finance, Dr. S. K. Chen

Phone: 886-3-5770055, #6050

11.	Effect

This Addendum shall take effect upon the execution by both parties.

12.	Taxes

Any and all goods and services tax, value added tax, turnover tax, stamp tax or similar tax arising from the MLA, this Addendum or ABN AMRO Loan Agreement, if any, imposed hereof shall be borne by Lessee. Lessee shall prepay to New Lessor on the date hereof all value added taxes of all Rental Payments and subsequent Rental Payments to be paid by Lessee to New Lessor will not include the value added taxes.

In the event any of discrepancy or conflict between MLA and this Addendum, this Addendum shall prevail. Except as expressly modified hereby, all terms and provisions of the Transferred Schedules and MLA shall remain in full force and effect.

IN WITNESS WHEREOF, Lessee and New Lessor have caused this Addendum to be executed by their duly authorized representatives on this            day of November, 2009.

EQUVO Pte. Ltd., Taiwan Branch	ChipMOS TECHNOLOGIES, INC.

By:	By:
Name:	Name:
Title:	Title:

Attachment A

Payment Schedules of each of the Transferred Schedules

Attachment B

Real Estate Subject to Mortgage

Hsinchu County, Chubei City, Taiho Section, land code 1072, 1073, 1074, 1077 ( 1072, 1073, 1074, 1077 )

Hsinchu County Chubei City, Hsintai Road No. 37, building code 251-1, 251-2, 251-3 and unregistered structure 95 Fu Shi Zhi Di 750 Hao (“Unregistered Structure”) ( 37 , 251-1 , 251-2 , 251-3 ) 95 750 )

Attachment C

Form of Undertaking

Letter of Undertaking

To:	ING Bank N.V., Taipei Branch

ABN AMRO Bank N.V., Taipei Branch

November 9, 2009

Whereas, ING Bank N.V., Taipei Branch (“ING”) and GE Money Taiwan Limited (“GEMT”) have entered into a Limited Recourse Loan Agreement dated as of April 24, 2008 and a Limited Recourse Loan Agreement dated as of June 21, 2007 (collectively the “ING LRLs” and individually the “ING LRL”), whereby ING has made available the Loan (as defined in each ING LRL) to GEMT as borrower;

Whereas, ING has assigned part of the commitment to fund the Loan to other lenders, comprised of Bank of Panshin, Far Eastern International Bank, Jisun International Bank, Mega International Commercial Bank, Shin Kong Commercial Bank and Yuanta Commercial Bank (together with ING shall collectively hereinafter be referred to as the “Lenders”) and serves as agent for the Lenders with the rights of ING and the Lenders being joint and several;

Whereas, ABN AMRO Bank N.V., Taipei Branch (“ABN AMRO”) and GEMT have entered into a Limited Recourse Loan Agreement dated as of November 23, 2007 (the “ABN AMRO LRL”, together with ING LRLs shall collectively be referred to as the “LRLs”), whereby ABN AMRO has made available the Loan (as defined in the LRL) to GEMT as borrower;

Whereas, by a master lease agreement dated December 22, 2006 (“MLA”) and the schedules thereto, GEMT has leased to ChipMOS TECHNOLOGIES INC. (“Lessee”) all of the equipment described on each of the schedules (“Equipment”);

Whereas, by the Lease Assignment Agreements dated June 22, 2007, July 2, 2007, July 27, 2007, August 27, 2007, September 27, 2007, April 25, 2008 and April 25, 2008 between GEMT and ING and the Lease Assignment Agreements dated November 27, 2007 and December 26, 2007 between GEMT and ABN AMRO in respect of lease receivables under the MLA, GEMT has assigned lease receivables in favor of ING or ABN AMRO, as applicable;

Whereas, by an agreement for the assignment and assumption of leases and the sale of equipment dated November 9, 2009 (“Lease Assignment and Equipment Sale Agreement”), GEMT has transferred all its rights, title and interest in certain of Equipment to EQUVO Pte. Ltd., Taiwan Branch (“Equvo”), and has assigned to Equvo all rights and obligations of GEMT under certain schedules (“Transferred Schedules”) to the Master Lease Agreement dated December 22, 2006, which include the Lease Agreements (as defined in each LRL), together with all such rights and obligations from the Master Lease Agreement as have been incorporated into such schedules; and by an assignment and assumption agreement dated November 9, 2009 in respect of the ING LRLs or ABN AMRO LRL, as applicable, GEMT has assigned and Equvo has assumed, all rights and obligations of GEMT under the ING LRLs and ABN AMRO LRL respectively;

Whereas, by an addendum to the MLA & Lease Agreements dated November 9, 2009 (“Addendum to MLA & Lease Agreements”), Equvo and Lessee have agreed to certain amendments to the MLA & Lease Agreements;

Whereas, by a restated Assignment dated November 9, 2009 and made between ING (for itself and as agent for the Lenders) and Equvo, Equvo has assigned and agreed to assign absolutely, for purposes of security, to ING (for and on behalf of the Lenders under ING LRLs) the right, title and interest (present and future) in and to all moneys payable by Lessee under the Lease Agreements as specified therein.

Whereas, by a restated Assignment dated November 9, 2009 and made between ABN AMRO and Equvo, Equvo has assigned and agreed to assign absolutely, for purposes of security, to ABN AMRO the right, title and interest (present and future) in and to all moneys payable by Lessee under the Lease Agreements as specified therein.

The undersigned, as the Lessee mentioned above, to the greatest extent permitted and enforceable under the applicable laws and regulations, hereby irrevocably undertakes that:

1.	The Lessee’s Ratio of Repayment to Bank Lenders shall at any point of time be less than the Lessee’s Ratio of Repayment to Equvo. The term “Ratio of Repayment to Bank Lenders” hereof refers to a ratio of payment amount to outstanding exposure for total indebtedness owed to all of Lessee’s bank lenders (short term and long term facilities in the aggregate) (“Bank Lenders”). For the avoidance of doubt, ING and ABN AMRO under the LRLs shall not be included in the Bank Lenders. The term “Ratio of Repayment to Equvo” hereof refers to a ratio of payment amount to outstanding exposure for total indebtedness owed to Equvo for the Rental Payments and Interest under Addendum to MLA & Lease Agreements, the payment of which will be applied towards repayment by Equvo to Lenders and ABN AMRO, as applicable, pursuant to ING LRLs and ABN AMRO LRL.

2.	The Lessee’s payment obligations to ING and ABN AMRO through Equvo under the Addendum to MLA and Lease Agreements shall rank pari passu with each other and allocate on Pro Rata Basis. In addition, Lessee’s such obligations shall rank ahead of the debts owed to all of the Lessee’s Bank Lenders as mentioned in the preceding paragraph. The term “Pro Rata Basis” hereof is defined under the Intercreditor Agreement executed by ING and ABN AMRO on November 9, 2009, 2009 and acknowledged and agreed to by Equvo and Lessee.

3.	After the undersigned’s fulfillment of its obligations with GEMT under the MLA and its schedules other than Transferred Schedules (including its addendum with GEMT), any and all Quarterly Excess Cash (defined below) will be applied towards prepayment of the Rental Payments under the Addendum to MLA & Lease Agreements, so as to reduce Lenders’ and ABN AMRO’s restructured principal outstanding on a Pro Rata Basis based on an inverse order of maturity under (i) the Amendment dated November 9, 2009 to ING LRLs between ING and Equvo, and (ii) the Amendment dated November 9, 2009 to ABN AMRO LRL between Equvo and ABN AMRO.

Quarterly Excess Cash =

[cash (including all bank deposit without any lien or withdrawal restriction) at the end of each calendar quarter based on the verification report provided by PricewaterhouseCoopers Taipei Office]

•	(repayments to the Bank Lenders and Equvo for the next quarter)

•	(Required Working Capital)

•	( 1/4 of Annual CapEx Plan)

Required Working Capital = total revenue of the undersigned in that quarter

The Annual CapEx Plan for the coming three years (i.e. from 2010 to 2012) is NT$1,200 million for 2010, NT$500 million for 2011, and NT$500 million for 2012 and may be further adjusted from time to time by the agreement among Lessee, ING and ABN AMRO.

The above calculations are based on the unaudited financial statements provided by the undersigned.

4.	The governing law of this Undertaking is the laws of the Republic of China. If any dispute arises from this Undertaking, the undersigned agrees that the Taiwan Taipei District Court shall be the court for the first instance.

The undersigned

ChipMOS TECHNOLOGIES INC.

Name:
Title:

ADDENDUM

TO MASTER LEASE AGREEMENT

DATED DECEMBER 22, 2006

AND CERTAIN SCHEDULES THERETO

THIS ADDENDUM (this “Addendum”) amends and supplements the Master Lease Agreement dated as of December 22, 2006 (“MLA”) and its Schedules Nos. 214-0020006-005, 214-0020006-007, 214-0020006-009, 214-0020006-011, 214-0020006-013, 214-0020006-018 and 214-0020006-019 (each, a “Transferred Schedule”; collectively, the “Transferred Schedules”) by and between EQUVO Pte. Ltd., Taiwan Branch, a duly registered branch in the Republic of China (“R.O.C.”) with a registered office at 14th Floor, No. 8 Hsin Yi Road, Section 5, Hsin Yi District, Taipei, , Taiwan, R.O.C. of EQUVO Pte. Ltd., a company organized and existing under the laws of the Republic of Singapore, with registered office at 9 Temasek Boulevard #09-01 Suntec Tower Two Singapore 038989 (“New Lessor”); and ChipMOS TECHNOLOGIES, INC. (“Lessee”), a company organized and existing under the laws of the R.O.C., with registered office at No. 1 R&D Rd. 1, Hsinchu Science Park, Hsinchu, Taiwan, R.O.C., and is hereby incorporated into MLA and each Transferred Schedule as though fully set forth therein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Transferred Schedules or MLA.

WHEREAS, Lessee entered into the MLA and the Transferred Schedules with GE Money Taiwan, Ltd., a company organized and existing under the laws of the R.O.C., with registered office at 6th Fl., No. 8, Min Sheng E. Rd., Sec. 3, Taipei, Taiwan, R.O.C. (“GEMT”) for the lease of the Equipment described in each of the Transferred Schedules;

WHEREAS, by an agreement for the assignment and assumption of leases and the sale of equipment dated November 9, 2009 (“Lease Assignment and Equipment Sale Agreement”), GEMT has transferred all its rights, title and interest in Equipment under the Transferred Schedules to New Lessor, and has assigned to New Lessor all rights and obligations of GEMT under the Transferred Schedules to the MLA, together with all such rights and obligations from the MLA as have been incorporated into such schedules

WHEREAS, due to the recent economic downturn, Lessee suffers certain losses and therefore desires to restructure and extend the payment schedules of each of the Transferred Schedules (“Restructure Plan”); and

WHEREAS, in order to meet Lessee's financial need, New Lessor is willing to accept certain amendments to MLA and Transferred Schedules under the terms and conditions set forth below.

NOW THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the parties hereto agree to amend and modify the terms and conditions of the MLA and the Transferred Schedules as follows:

1.	Waiver and Release

1.1	New Lessor hereby irrevocably, unconditionally and forever waives, releases and discharges Lessee from any and all claims, demands, liabilities, obligations, damages, and causes of action (personal, statutory or otherwise) which GEMT or New Lessor may have or assert against Lessee for or arising out of the following breaches of MLA or any of the Transferred Schedules by Lessee:

1.1.1	breaches, committed on or prior to the execution of this Addendum, of any “Financial Covenant” provisions of any of the Transferred Schedules;

1.1.2	breaches, committed on or prior to the execution of this Addendum, of the “Cross Default” provision of any of the Transferred Schedules, to the extent arising out of:

1.1.2.1	an underlying breach described in Section 1.1.1 hereof;

1.1.2.2	an underlying breach described in Section 1.1.3.2 hereof; or

1.1.2.3	a breach of a financial covenant contained in any loan or credit agreement to which Lessee is a party as a borrower or debtor; and

1.1.3	breaches, committed on or prior to the execution of this Addendum, of the following Sections provided under MLA:

1.1.3.1	Section 13.1 (b), Lessee's failure to perform any obligations under other terms or conditions of the Transferred Schedules, to the extent arising out of an underlying breach described in Section 1.1.1 or Section 1.1.3.2 hereof;

1.1.3.2	Section 13.1 (c), failure by Lessee to pay its debts to any other creditors when due, or the insolvency of Lessee; and

1.1.3.3	Section 13.1 (d), occurrence of any Event of Default under any Transferred Schedule or other agreement between GEMT/New Lessor and Lessee or its Assignee or Secured Party, to the extent arising out of an underlying breach described in Section 1.1.1 or Section 1.1.3.2 hereof.

1.2	New Lessor hereby irrevocably and unconditionally covenants and agrees not to make or otherwise pursue any claims, proceedings or other actions against Lessee for or arising out of the breaches set forth in Section 1.1 hereof.

1.3	New Lessor hereby exempts Lessee' financial statements for the year ending December 31, 2009 from application of the “Financial Covenant” provisions of any of the Transferred Schedules.

1.4	Notwithstanding any provision to the contrary, the waivers, releases, discharges, exemptions provided in Section 1 above do not apply to any claims, proceedings or other actions which GEMT or New Lessor may have or assert against Lessee for or arising out of Lessee's own fraud or willful misconduct with respect to MLA or any of the Transferred Schedules.

2.	Financial Covenant

2.1	The ratio in the “Financial Covenant” provisions of any of the Transferred Schedules that are applicable to 2010 full year financial reports is hereby adjusted as follows:

2.1.1	Minimum Current Ratio (which is defined as total current assets on the reporting date over total current liabilities on the reporting date) of 50%; and

2.1.2	Maximum Leverage Ratio (which is defined as total liabilities on the reporting date over total shareholder equity on the reporting date minus total intangible assets on the reporting date) of 250%.

2.2	The ratio in the “Financial Covenant” provisions of any of the Transferred Schedules that are applicable to 2011 full year financial reports is hereby adjusted as follows:

2.2.1	Minimum Current Ratio of 60%; and

2.2.2	Maximum Leverage Ratio of 150%.

2.3	For avoidance of doubt, the Minimum Interest Coverage (which is defined as earning before interest, taxes, depreciation and amortization over the reporting period over Interest Expenses over the period) remains unchanged for years 2010 and 2011 at 250%. From 2012 onwards, the covenants are back to the original levels:

2.3.1	Minimum Current Ratio of 100%;

2.3.2	Maximum Leverage Ratio of 120%; and

2.3.3	Minimum Interest Coverage of 250%.

3.	Rental Payment and Purchase Options

3.1	The rental payment schedules of the Transferred Schedules shall be respectively extended for two (2) years as set forth in Attachment A, which shall replace, substitute and supersede the payment schedules in the Transferred Schedules. The total rental payments payable by Lessee to New Lessor in each Transferred Schedule as set forth in Attachment A shall be calculated as the sum of the agreed amortization of outstanding principal amounts under each Transferred Schedule as of the date hereof (excluding any interest to be accrued) and the purchase prices of the Equipment as set forth in Section 3.3 hereof (“Rental Payments”).

3.2	Each Rental Payment in each Transferred Schedule shall be paid quarterly on or prior to the respective payment date as set forth in Attachment A and shall be paid into the bank account (account no.: 512050430281) of New Lessor maintained with ING Bank N.V. Taipei Branch.

3.3	Lessee shall be deemed to have exercised its purchase option to purchase the Equipment described in each Transferred Schedule on an “AS IS” or “WHERE IS” basis and with consideration payable by Lessee to New Lessor for each Equipment on each expiry date set forth in each Transferred Schedule, which has been added to and included and amortized in the Rental Payments as set forth in Attachment A. The title to the Equipment in each Transferred Schedule shall be deemed to have passed by New Lessor to Lessee on each of the foregoing expiry date against Lessee’s full payment of all Rental Payments and all accrued Interests payable to New Lessor in such Transferred Schedule in accordance with Section 4.2 hereof.

3.4	Lessee shall not have the “Renewal Option”, “Termination Option,” or “Return Option” under each of the Transferred Schedules. The other clauses under either the Transferred Schedules or the MLA relevant to the exercise of “Renewal Option”, “Termination Option”, “Return Option” or in contravention with the effect of exercising “Purchase Option”, including without limitation “Notice Period” clause, shall not apply.

3.5	Lessee may in its sole discretion prepay all or part of the outstanding Rental Payments and the Interest thereof on any due date for Rental Payments and thereafter the Interest for any Rental Payments prepaid shall cease to accrue, provided that Lessee shall notify New Lessor of its decision to prepay the Rental Payments with a fifteen-day prior written notice. Any break costs suffered by the New Lessor as a result of prepayment shall be borne by Lessee.

4.	Interest

4.1	The interest to be accrued for the outstanding principal amounts (“Interest”) shall not be calculated at the fixed rates as set forth in the original Transferred Schedules but the floating rate which is the aggregate of the Applicable Interest Margin (determined based on Lessee’s net margin performance as set out below) plus the benchmark interest rate which shall mean the ninety (90) day secondary market NTD Commercial Paper underwriting fixing rate shown on Reuters page “6165” at 11:30 a.m. two business days prior to each quarterly interest period. Interest shall be calculated on the actual number of days elapsed and a 365 day year, and payable together with the corresponding Rental Payment.

Criteria	Applicable Interest Margin (bps)
Net margin <0%	325
5% >Net margin 0%	310
10% > Net margin 5%	285
15% > Net margin 10%	255
Net margin 15%	225

Net Margin = net income of Lessee divided by net sales of Lessee based on the most recent annual consolidated audited financial statements of the Lessee or semi-annual audited financial statements of the Lessee.

Applicable Interest Margin shall be adjusted semi-annually based on the semi-annual audited financial statements or annual audited consolidated financial statements of Lessee. Adjustment of Applicable Interest Margin shall become effective on the first day of the next quarterly interest period after New Lessor’s receipt and acceptance within five (5) business days of a written notice and financial statements (semi-annually or annually) from Lessee certifying the achievement of such ratio.

4.2	Lessee shall repay NT$104,620,278 to New Lessor in order for New Lessor to repay such sum to ING Bank N.V., Taipei Branch and its syndicated lenders, comprised of Bank of Panshin, Far Eastern International Bank, Jisun International Bank, Mega Bank, Shin Kong Bank, and Yuanta Bank (collectively, “ING”), the financial institutions providing the finance to the New Lessor for the lease of the Equipment in the Transferred Schedules in accordance with certain Limited Recourse Loan Agreement dated as of April 24, 2008 and certain Limited Recourse Loan Agreement dated as of June 21, 2007 and the amendments thereto, (ING referred to as “Lenders” or a “Lender”, and the foregoing two Limited Recourse Loan Agreements and the amendments thereto collectively as “ING Loan Agreements”), in each case payable over the course of a 12-month period, as set forth in Attachment A. Such repayment amounts will be deducted from the relevant Transferred Schedules in an inverse order of maturity.

4.3	For the avoidance of doubt, the Interest Rate Adjustment clause in any Transferred Schedules shall not apply.

5.	Other Fees

5.1	Lessee shall pay to New Lessor the fees as set forth below:

5.1.1	The upfront arrangement fee pursuant to a fee letter dated November 9, 2009 (“Upfront Fee Letter”) between the New Lessor and Lessee, due and payable within five (5) business days after the date hereof;

5.1.2	The annual administration fee calculated based on the total Rental Payment as set forth in Attachment A times five (5) basis points due and payable within thirty (30) days after the date hereof and each anniversary until all Rental Payments have been paid. For the fractional year, the annual administration fee shall be computed proportionately; and

5.1.3	The additional fee pursuant to an additional fee letter dated November 9, 2009 (“Additional Fee Letter”) between the New Lessor and Lessee, due and payable on the date hereof.

5.2	New Lessor acknowledges that the administration fee set forth in Section 5.1.2 hereof has included the inspection fee of inspection of the Equipment and shall not charge

Lessee with any inspection fee.

6.	Lessee’s Covenants

6.1	Lessee agrees to provide its factory located in Chupei and the land where the foregoing factory is located as set forth in Attachment B (the “Real Estate”) as additional collateral to ING and ABN AMRO Bank N.V., Taipei Branch (“ABN AMRO”), a financial institution providing the finance to the New Lessor for the lease of the Equipment in the Transferred Schedules in accordance with certain Limited Recourse Loan Agreement dated as of November 23, 2007 and the amendments thereto (“ABN AMRO Loan Agreement”), on a pro rata basis (as provided in an intercreditor agreement dated November 9, 2009 (“Intercreditor Agreement”) entered into between ING and ABN AMRO and acknowledged and agreed to by the New Lessor and Lessee) (“Pro Rata Basis”) to secure the payments by New Lessor to ING and ABN AMRO under the ING Loan Agreements and ABN AMRO Loan Agreement upon execution of this Addendum.

6.2	Lessee agrees to reimburse all costs and expenses (including legal fees) reasonably incurred by New Lessor and Lenders in connection with the preparation, negotiation, printing, execution of the Settlement Agreements (defined below) and any ancillary acts required to be completed by New Lessor and Lenders therein; and all such costs and expenses shall be paid no later than five (5) business days after Lessee’ receipt of the invoices in relation thereto, provided however that the invoices shall be provided by relevant party within thirty (30) days after the execution by relevant party of all the settlement agreements required to be signed for the contemplation of the Restructure Plan (“Settlement Agreements”); provided further that the total amount shall not exceed NT$2,250,000, plus the expenses to be incurred in connection with the registration and perfection of the Equipment mortgage and the real estate mortgage as set forth in Section 6.1 hereof.

6.3	Lessee agrees, by no later than the end of each calendar month, to provide New Lessor and each Lender with its unaudited balance sheet, income statements and the monthly verification report for the cashflow by PricewaterhouseCoopers Taipei Office for the previous calendar month and such other reports as New Lessor or each Lender may reasonably request, provided however that Lessee’s obligation to provide such information to New Lessor or a Lender shall cease upon its fulfillment of all of its obligations to the New Lessor under the MLA, the Transferred Schedules and this Addendum. For avoidance of any doubt, New Lessor and ING shall be subject to the confidentiality obligations set forth in the MLA, the Transferred Schedules, the ING Loan Agreements or the related documents.

6.4	Prior to Lessee’s fulfillment of its payment obligations under the MLA and Transferred Schedules, Lessee shall not resolve to distribute any cash dividend or remit out any cash dividend to its shareholders.

6.5	Lessee agrees to issue the undertaking requested by the Lenders in the form set forth in Attachment C (“Lessee’s Undertaking”) on the date hereof.

6.6	Lessee shall defend, indemnify and hold New Lessor and its affiliates and each of their shareholders, directors, officers, employees, partners, successors, assigns and agents harmless from and against any claims, losses, damages, bodily and/or personal injuries, liabilities, penalties, fines, judgments, taxes, governmental charges, expenses and costs, (including reasonably attorneys fees) which New Lessor may incur as a result of, or in any manner relating to Section 3(c) of Lease Assignment and Equipment Sale Agreement by GEMT and New Lessor in respect of any of the Transferred Schedules, or relating to the financing arrangement New Lessor enters into to obtain the funds used for acquiring the Equipment from GEMT or New Lessor’s leasing of the Equipment to Lessee.

6.7	Lessee agrees to issue a new promissory note in the amount of NT$1,631,452,750 and note authorization in favor of ING in return for the promissory note and note authorization previously delivered to ING. Thereafter, upon request of the ING through the New Lessor, the Lessee shall issue new promissory note in the amount of the total loans under the ING Loan Agreements and note authorization in exchange for the promissory note and note authorization previously delivered to ING.

7.	Assignment by New Lessor

Unless prescribed under the Settlement Agreements or otherwise agreed between Lessee and ING and ABN AMRO in advance, New Lessor shall not assign any and all of its rights and obligations of and title to the MLA, any Transferred Schedule and this Addendum or title to the Equipment.

8.	Conditions

8.1	The obligations of each party hereof under this Addendum are subject to the following conditions precedent set out below:

(a)	The execution of this Addendum by the Lessee;

(b)	The execution of Lease Assignment and Equipment Sale Agreement by GEMT and New Lessor, with notice of assignment to the Lessee, ING and ABN AMRO and acknowledged and consented to by such parties;

(c)	The execution of Assignment and Assumption Agreement in respect of ING Loan Agreements and ABN AMRO Loan Agreement between ING or ABN AMRO, as applicable, and GEMT by GEMT and New Lessor, with notice of assignment to ING, ABN AMRO, as applicable, and acknowledged and consented to by such party;

(d)	The execution of the Amendment of the ING Loan Agreements and ABN AMRO Loan Agreement by ING or ABN AMRO, as applicable, and New Lessor, reflecting changes including the extension of final maturity, change of lease rental payment, purchase of equipment, change in financial covenants, restriction of dividend payment and provision of additional collateral and the fulfillment of its conditions precedents;

(e)	The execution of the Lessee’s Undertaking by the Lessee;

(f)	The issuance by Lessee of new Promissory Note in the amount of NT$1,631,452,750 and Note Authorization in favor of ING;

(g)	The execution of the real estate mortgage agreement by the Lessee and submission of application for registration of first priority mortgage over the Real Estate in favor of the ING and ABN AMRO on Pro Rata Basis with registered maximum mortgage amount of NT$1,719,000,000;

(h)	The execution of the assignment of real estate insurances by the Lessee, with notice of assignment issued by Lessee to the relevant insurer;

(i)	The execution of the assignment of equipment insurances by Lessee, with notice of assignment issued by Lessee to the relevant insurer;

(j)	The acknowledgement of and agreement to the Intercreditor Agreement by the Lessee and New Lessor;

(k)	The Upfront Fee Letter executed by the Lessee;

(l)	The Additional Fee Letter executed by the Lessee and payment of the additional fee;

(m)	The New Lessor having taken all necessary corporate actions to approve the transaction documents contemplated herein to which it is a party;

(n)	The Lessee’s board of directors having approved the execution of this Addendum, the Lessee’s Undertaking and the transaction documents contemplated herein to which it is a party; and

(o)	GEMT’s board of directors having approved the execution of the Lease Assignment and Equipment Sale Agreement and the Assignment and Assumption Agreement in respect of ING Loan Agreements and ABN AMRO Loan Agreement.

8.2	The obligations of each party hereof under this Addendum are subject to the following conditions subsequent set out below:

(a)	Completion of registration of first priority mortgage over the Real Estate in favor of ING and ABN AMRO on Pro Rata Basis with registered maximum mortgage amount of NT$1,719,000,000 within five (5) Business Days from the date hereof;

(b)	Completion of ownership registration of the Unregistered Structure (as defined in Attachment B) and amendment of registration of the first priority mortgage over the Real Estate to identify the Unregistered Structure within twenty-five (25) Business Days from the date hereof;

(c)	The notice of assignment of equipment insurances acknowledged and consented to by the relevant insurer, together with letter of undertaking from the relevant insurer satisfactory to ING and evidence showing ING being listed as loss payee under the relevant insurance policies within five (5) Business Days from the date hereof;

(d)	The notice of assignment of real estate insurances acknowledged and consented to by the relevant insurer, together with letter of undertaking from the relevant insurer satisfactory to ING and evidence showing ING being listed as loss payee under the relevant insurance policies within five (5) Business Days from the date hereof;

(e)	payment of the upfront fee pursuant to the Upfront Fee Letter within five (5) Business Days from the date hereof; and

(f)	payment of all reasonable costs relating to the preparation of all documentation mentioned herein and registration costs within five (5) Business Days from receipt of invoice for such fees.

9.	Representations and Warranties

Either party hereto represents and warrants to the other party on the date hereof that it has the full power, capacity and authority to enter into, execute and deliver this Addendum, and the execution and delivery by it of this Addendum has been duly authorized by all necessary corporate or other action.

10.	Address for Notices

The address and contact information shall be amended as follows:

New Lessor: 18F-7, No. 27, Kuan-Hsin Rd., Hsinchu, Taiwan, R.O.C.
Attention: Jolene Chang

            Fax Number:        886-3-5647348

Lessee: No. 1, R&D Rd. 1, Hsinchu Science Park, Hsinchu, Taiwan, R.O.C.

            Attention: Vice President of Finance, Dr. S. K. Chen

            Phone: 886-3-5770055, #6050

11.	Effect

This Addendum shall take effect upon the execution by both parties.

12.	Taxes

Any and all goods and services tax, value added tax, turnover tax, stamp tax or similar tax arising from the MLA, this Addendum or ING Loan Agreements , if any, imposed hereof shall be borne by Lessee. Lessee shall prepay to New Lessor on the date hereof all value added taxes of all Rental Payments and subsequent Rental Payments to be paid by Lessee to New Lessor will not include the value added taxes.

In the event any of discrepancy or conflict between MLA and this Addendum, this Addendum shall prevail. Except as expressly modified hereby, all terms and provisions of the Transferred Schedules and MLA shall remain in full force and effect.

IN WITNESS WHEREOF, Lessee and New Lessor have caused this Addendum to be executed by their duly authorized representatives on this      day of November, 2009.

EQUVO Pte. Ltd., Taiwan Branch	ChipMOS TECHNOLOGIES, INC.

By:	By:
Name:	Name:
Title:	Title:

Attachment A

Payment Schedules of each of the Transferred Schedules

Attachment B

Real Estate Subject to Mortgage

Hsinchu County, Chubei City, Taiho Section, land code 1072, 1073, 1074, 1077 ( 1072, 1073, 1074, 1077 )

Hsinchu County Chubei City, Hsintai Road No. 37, building code 251-1, 251-2, 251-3 and unregistered structure 95 Fu Shi Zhi Di 750 Hao (“Unregistered Structure”) ( 37 , 251-1 , 251-2 , 251-3 95 750 )

Attachment C

Form of Undertaking

Letter of Undertaking

To:	ING Bank N.V., Taipei Branch

ABN AMRO Bank N.V., Taipei Branch

November 9, 2009

Whereas, ING Bank N.V., Taipei Branch (“ING”) and GE Money Taiwan Limited (“GEMT”) have entered into a Limited Recourse Loan Agreement dated as of April 24, 2008 and a Limited Recourse Loan Agreement dated as of June 21, 2007 (collectively the “ING LRLs” and individually the “ING LRL”), whereby ING has made available the Loan (as defined in each ING LRL) to GEMT as borrower;

Whereas, ING has assigned part of the commitment to fund the Loan to other lenders, comprised of Bank of Panshin, Far Eastern International Bank, Jisun International Bank, Mega International Commercial Bank, Shin Kong Commercial Bank and Yuanta Commercial Bank (together with ING shall collectively hereinafter be referred to as the “Lenders”) and serves as agent for the Lenders with the rights of ING and the Lenders being joint and several;

Whereas, ABN AMRO Bank N.V., Taipei Branch (“ABN AMRO”) and GEMT have entered into a Limited Recourse Loan Agreement dated as of November 23, 2007 (the “ABN AMRO LRL”, together with ING LRLs shall collectively be referred to as the “LRLs”), whereby ABN AMRO has made available the Loan (as defined in the LRL) to GEMT as borrower;

Whereas, by a master lease agreement dated December 22, 2006 (“MLA”) and the schedules thereto, GEMT has leased to ChipMOS TECHNOLOGIES INC. (“Lessee”) all of the equipment described on each of the schedules (“Equipment”);

Whereas, by the Lease Assignment Agreements dated June 22, 2007, July 2, 2007, July 27, 2007, August 27, 2007, September 27, 2007, April 25, 2008 and April 25, 2008 between GEMT and ING and the Lease Assignment Agreements dated November 27, 2007 and December 26, 2007 between GEMT and ABN AMRO in respect of lease receivables under the MLA, GEMT has assigned lease receivables in favor of ING or ABN AMRO, as applicable;

Whereas, by an agreement for the assignment and assumption of leases and the sale of equipment dated November 9, 2009 (“Lease Assignment and Equipment Sale Agreement”), GEMT has transferred all its rights, title and interest in certain of Equipment to EQUVO Pte. Ltd., Taiwan Branch (“Equvo”), and has assigned to Equvo all rights and obligations of GEMT under certain schedules (“Transferred Schedules”) to the Master Lease Agreement dated December 22, 2006, which include the Lease Agreements (as defined in each LRL), together with all such rights and obligations from the Master Lease Agreement as have been incorporated into such schedules; and by an assignment and assumption agreement dated November 9, 2009 in respect of the ING LRLs or ABN AMRO LRL, as applicable, GEMT has assigned and Equvo has assumed, all rights and obligations of GEMT under the ING LRLs and ABN AMRO LRL respectively;

Whereas, by an addendum to the MLA & Schedules dated November 9, 2009 (“Addendum to MLA & Schedules”), Equvo and Lessee have agreed to certain amendments to the MLA & Schedules;

Whereas, by a restated Assignment dated November 9, 2009 and made between ING (for itself and as agent for the Lenders) and Equvo, Equvo has assigned and agreed to assign absolutely, for purposes of security, to ING (for and on behalf of the Lenders under ING LRLs) the right, title and interest (present and future) in and to all moneys payable by Lessee under the Lease Agreements as specified therein.

Whereas, by a restated Assignment dated November 9, 2009 and made between ABN AMRO and Equvo, Equvo has assigned and agreed to assign absolutely, for purposes of security, to ABN AMRO the right, title and interest (present and future) in and to all moneys payable by Lessee under the Lease Agreements as specified therein.

The undersigned, as the Lessee mentioned above, to the greatest extent permitted and enforceable under the applicable laws and regulations, hereby irrevocably undertakes that:

1.	the Lessee’s Ratios of Repayments to Bank Lenders shall at any point of time be less than the Lessee’s Ratios of Repayment to Equvo. The term “Ratio of Repayment to Bank Lenders” hereof refers to a ratio of payment amount to outstanding exposure for total indebtedness owed to all of Lessee’s bank lenders (short term and long term facilities in the aggregate) (“Bank Lenders”). For the avoidance of doubt, ING and ABN AMRO under the LRLs shall not be included in the Bank Lenders. The term “Ratio of Repayment to Equvo” hereof refers to a ratio of payment amount to outstanding exposure for total indebtedness owed to Equvo for the Rental Payments and Interest under Addendum to MLA & Schedules, the payment of which will be applied towards repayment by Equvo to Lenders and ABN AMRO, as applicable, pursuant to ING LRLs and ABN AMRO LRL.

2.	the Lessee’s payment obligations to ING and ABN AMRO through Equvo under the Addendum to MLA and Schedules shall rank pari passu with each other and allocate on a Pro Rata Basis. In addition, Lessee’s such obligations shall rank ahead of the debts owed to all of the Lessee’s Bank Lenders as mentioned in the preceding paragraph. The term “Pro Rata Basis” hereof is defined under the Intercreditor Agreement executed by ING and ABN AMRO on November 9, 2009 and acknowledged and agreed to by Equvo and Lessee.

3.	After the undersigned’s fulfillment of its obligations with GEMT under the MLA and its schedules other than Transferred Schedules (including its addendum with GEMT), any and all Quarterly Excess Cash (defined below) will be applied towards prepayment of the Rental Payments under the Addendum to MLA & Schedules, so as to reduce Lenders’ and ABN AMRO’s restructured principal outstanding on a Pro Rata Basis based on an inverse order of maturity under (i) the Amendment dated November 9, 2009 to ING LRLs between ING and Equvo, and (ii) the Amendment dated November 9, 2009 to certain ABN AMRO LRL between Equvo and ABN AMRO.

Quarterly Excess Cash =

[Cash (including all bank deposit without any lien or withdrawal restriction) at the end of each calendar quarter based on the verification report provided by PricewaterhouseCoopers Taipei Office]

•	(repayments to the Bank Lenders and Equvo for the next quarter)

•	(Required Working Capital)

•	( 1/4 of Annual CapEx Plan)

Required Working Capital = total revenue of the undersigned in that quarter (verified by PricewaterhouseCoopers Taipei Office)

The Annual CapEx Plan for the coming three years (i.e. from 2010 to 2012) is agreed to be NT$1,200 million for 2010, NT$500 million for 2011, and NT$500 million for 2012 and may be further adjusted from time to time by the agreement among Lessee, ING and ABN AMRO.

The above calculations are based on the unaudited financial statements provided by the undersigned.

4.	The governing law of this Undertaking is the laws of the Republic of China. If any dispute arises from this Undertaking, the undersigned agrees that the Taiwan Taipei District Court shall be the court for the first instance.

The undersigned

ChipMOS TECHNOLOGIES INC.

Name:
Title: